CONSULTANT COMPENSATION AGREEMENT

         THIS CONSULTANT COMPENSATION AGREEMENT (the "Agreement") is made this 16th day of January, 2001, between American Resources and Development Company, Inc., a Utah corporation ("American Resources and Development Company"), and Douglas Parry and Michael L. Labertew, who have executed and delivered this Agreement by the execution and delivery of the Counterpart Signature Page which is designated as Exhibit "A"

         WHEREAS, the Board of Directors of American Resources and Development Company has adopted a written compensation agreement for compensation of Douglas Parry and Michael L. Labertew, attorneys at law, and natural persons; and

         WHEREAS, American Resources and Development Company engaged Mr. Parry and Mr. Labertew to provide services at the request of and subject to the satisfaction of its management, for which American Resources and Development Company agrees to compensate Mr. Parry and Mr. Labertew; and

         WHEREAS, Mr. Parry and Mr. Labertew have provided services at the request and subject to the approval of the management of American Resources and Development Company; and

         WHEREAS, Mr. Parry and Mr. Labertew have been separately retained by American Resources and Development Company, and have no relationship with one another, other than they are both legal consultants to American Resources and Development Company; and

         WHEREAS, a general description of the nature of the services performed and to be performed and the maximum value of such services under this Agreement is set forth in the Counterpart Signature Pages and exhibits thereto; and

         WHEREAS, American Resources and Development Company and Mr. Parry and Mr. Labertew intend that the Agreement and the services performed hereunder were and shall be made, requested and performed in such a manner that the Agreement shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which American Resources and Development Company may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by American Resources and Development Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                    Section 1
                               Compensation Plans

         1.1 Employment. American Resources and Development Company hereby employs Mr. Parry and Mr. Labertew and Mr. Parry and Mr. Labertew hereby accept such employment, and have performed and, if applicable, will perform the services requested by management of American Resources and Development Company to its satisfaction during the term hereof. The services performed by Mr. Parry and Mr. Labertew hereunder have been and will be personally rendered by Mr. Parry and Mr. Labertew, and no one acting for or on behalf of Mr. Parry and Mr. Labertew, except those persons normally employed by Mr. Parry and Mr. Labertew in rendering services to others, such as secretaries, bookkeepers and the like.

         1.2 Independent Contractor. Regardless of Mr. Parry and Mr. Labertew's status as "employees" under Rule 405 of the Commission, all services rendered by Mr. Parry and Mr. Labertew hereunder have been rendered as an independent contractor, and Mr. Parry and Mr. Labertew shall be liable for any FICA taxes, withholding or other similar taxes or charges, and Mr. Parry and Mr. Labertew shall indemnify and hold American Resources and Development Company harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by Mr. Parry and Mr. Labertew in computing the billable rate for the services Mr. Parry and Mr. Labertew has rendered and agreed to render to American Resources and Development Company.

         1.3 Term. All services performed at the request of American Resources and Development Company by Mr. Parry and Mr. Labertew have either been performed and completed, or shall be performed within twelve months from the date hereof, at which time the Agreement shall terminate.

         1.4 Payment. American Resources and Development Company and Mr. Parry and Mr. Labertew agree that American Resources and Development Company shall pay the invoices of Mr. Parry and Mr. Labertew for the services performed under the Agreement by the issuance of shares of its common stock with an agreed upon value of $.25 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

         1.5 Invoices for Services. Mr. Parry and Mr. Labertew have provided or shall provide American Resources and Development Company with written invoices detailing the services duly performed and/or the retainer or flat fee for such services. Such invoices shall be paid by American Resources and Development Company in accordance with Section 1.4 above. The submission of an invoice for the services performed by Mr. Parry and Mr. Labertew shall be deemed to be a subscription to purchase shares of common stock of American Resources and Development Company at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

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

         1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of the Agreement, Mr. Parry and Mr. Labertew shall have an "option" with a cashless exercise, covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; Mr. Parry and Mr. Labertew assume the risk of any decrease in the per share price or value of the shares of common stock of American Resources and Development Company that may be issued by American Resources and Development Company for services performed by Mr. Parry and Mr. Labertew hereunder, and Mr. Parry and Mr. Labertew agree that any such decrease shall in no way affect the rights, obligations or duties of Mr. Parry and Mr. Labertew hereunder.

         1.7 Limitation on Services. None of the services rendered by Mr. Parry and Mr. Labertew and paid for by the issuance of shares of common stock of American Resources and Development Company shall be services related to any "capital raising" transaction.

         1.8 Delivery of Shares. Subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to Mr.
Parry and Mr. Labertew at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to American Resources and Development Company in writing prior to the issuance of such shares.

         1.9 Adjustments in the Number of Shares of Common Stock and Price Per Share. American Resources and Development Company and Mr. Parry and Mr. Labertew agree that the per share price of shares of common stock that may be issued by American Resources and Development Company to Mr. Parry and Mr. Labertew for services performed under the Agreement has been arbitrarily set by American Resources and Development Company, and was determined based upon an agreed upon value of the stock at the time of this Agreement; however, in the event American Resources and Development Company shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of American Resources and Development Company prior to the issuance of shares to Mr. Parry and Mr. Labertew, that the per share price and the number of shares issuable to Mr. Parry and Mr. Labertew for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

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

                                    Section 2
            Representations and Warranties of American Resources and
                              Development Company


         American Resources and Development Company represents and warrants to, and covenants with, Mr. Parry and Mr. Labertew as follows:

         2.1 Corporate Status. American Resources and Development Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         2.2 Compensation Plans. The Board of Directors of American Resources and Development Company has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which American Resources and Development Company may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by American Resources and Development Company.

         2.3 Registration Statement on Form S-8. American Resources and Development Company shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plans; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of American Resources and Development Company; and American Resources and Development Company will provide to Mr. Parry and Mr. Labertew prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plans adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

         2.4 Federal and State Securities Laws, Rules and Regulations. American Resources and Development Company shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

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

         2.5 Limitation on Services. American Resources and Development Company shall not request Mr. Parry and Mr. Labertew to perform any services in connection with any "capital raising" transaction under the Agreement.

         2.6 Reports With the Commission. American Resources and Development Company is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and American Resources and Development Company has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

         2.7 Corporate Authority and Due Authorization. American Resources and Development Company has full corporate power and authority to enter into the Agreement and to carry out its obligations hereunder. Execution of the Agreement and performance by American Resources and Development Company hereunder have been duly authorized by all requisite corporate action on the part of American Resources and Development Company, and the Agreement constitutes a valid and binding obligation of American Resources and Development Company and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of American Resources and Development Company.

                                    Section 3
          Representations and Warranties of Mr. Parry and Mr. Labertew

         Mr. Parry and Mr. Labertew represent and warrant to, and covenant with, American Resources and Development Company as follows:

         3.1 Employment. Mr. Parry and Mr. Labertew hereby accept employment by American Resources and Development Company for the services performed pursuant to this Agreement. The services performed by Mr. Parry and Mr. Labertew hereunder have been personally rendered by Mr. Parry and Mr. Labertew, and persons who they employ or contract with in the regular course of business.

         3.2 Sophisticated Investors. Mr. Parry and Mr. Labertew represents and warrants that, by reason of income, net assets, education, background and business acumen, Mr. Parry and Mr. Labertew have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of American Resources and Development Company, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services.

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

         3.3 Suitability of Investment. Prior to the execution of the Agreement, Mr. Parry and Mr. Labertew shall have provided the services outlined in the respective Counterpart Signature Pages to American Resources and Development Company, and Mr. Parry and Mr. Labertew fully believe that an investment in shares of common stock of American Resources and Development Company is a suitable investment for Mr. Parry and Mr. Labertew

         3.4 Limitation on Services. None of the services rendered by Mr. Parry or Mr. Labertew and paid for by the issuance of shares of common stock of American Resources and Development Company shall be services related to any "capital raising" transaction.

         3.5 Authority and Authorization. Mr. Parry and Mr. Labertew have full power and authority to enter into the Agreement and carry out the obligations hereunder. Execution of the Agreement and performance by Mr. Parry and Mr. Labertew hereunder constitutes a valid and binding obligation of Mr. Parry and Mr. Labertew and performance hereunder will not violate any other agreement to which he is a party.

                                    Section 4
                                    Indemnity

         American Resources and Development Company and Mr. Parry and Mr. Labertew agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of American Resources and Development Company to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                                    Section 5
                                   Termination

         Prior to the performance of services hereunder, the Agreement may be terminated (1) by mutual consent of American Resources and Development Company and Mr. Parry or Mr. Labertew in writing; (2) by either the Directors of American Resources and Development Company or Mr. Parry or Mr. Labertew if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate

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

at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of American Resources and Development Company to pay for any services actually rendered by Mr. Parry or Mr. Labertew hereunder shall survive any such termination.

                                    Section 6
                               General Provisions

         6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of the Agreement.

         6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

         If to American Resources and Development Company:

                                    2035 N.E. 181st
                                    Gresham, OR 97230

         If to Consultants:

                                    Douglas Parry, Esq.
                                    Parry, Anderson and Mansfield
                                    1270 Eagle Gate Tower
                                    Salt Lake City, UT 84101

                                    Michael L. Labertew, Esq.
                                    4685 South Highland Drive #202A
                                    Salt Lake City, UT 84117

         6.3 Entire Agreement. The Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

         6.4 Headings. The section and subsection headings in the Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

         6.5 Governing law. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

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

         6.6 Assignment. Neither American Resources and Development Company nor Mr. Parry nor Mr. Labertew can assign any rights, duties or obligations under the Agreement, and in the event of any such assignment, such assignment shall be deemed null and void.

         6.7 Counterparts. The Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed the Agreement effective the day and year first above written.

                                           American Resources and Development
                                           Company, Inc.


                                           /s/ B. Willes Papenfuss
                                           ------------------------------------
                                           President, Chief Executive Officer
                                           and Director

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

                                   EXHIBIT "A"

                        CONSULTANT COMPENSATION AGREEMENT
                           COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between American Resources and Development Company, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Consultant:        Douglas Parry, Esq.
                                            Parry, Anderson and Mansfield
                                            1270 Eagle Gate Tower
                                            Salt Lake City, UT 84101


Date: January 16, 2001                      /s/ Douglas Parry

Number of Shares and Maximum Value of Services
General Description of Services to be Performed

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

See Exhibit A attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices Options for 50,000 shares of American Resources and Development Company common stock, at a value of $.25 per share.

                                    EXHIBIT A

                          (Letterhead of Douglas Parry)


January 16, 2001

Will Papenfuss
2035 N.E. 181st
Gresham, OR 97230

Re: American Resources and Development Company

Dear Mr. Papenfuss:

     This will confirm for purposes of any filing requirements the source obligation(s) for the shares of American Resources and Development Company that American Resources and Development Company wishes to have issued to me.

Sincerely,

/s/ Douglas Parry

                                   EXHIBIT "B"

                        CONSULTANT COMPENSATION AGREEMENT
                           COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between American Resources and Development Company, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Consultant:        Michael L. Labertew
                                            4685 South Highland Drive #202A
                                            Salt Lake City, UT 84117


Date: January 16, 2001                       /s/ Michael L. Labertew

Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit A attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices Options for 10,000 shares of American Resources and Development Company common stock, at a value of $.25 per share.

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

                                    EXHIBIT A

                        (Letterhead of Michael Labertew)


January 16, 2001

Will Papenfuss
2035 N.E. 181st
Gresham, OR 97230

Re: American Resources and Development Company

Dear Mr. Papenfuss:

     This will confirm for purposes of any filing requirements the source obligation(s) for the shares of American Resources and Development Company that American Resources and Development Company wishes to have issued to me.

         1. 10,000 shares represents my flat based fee for all work related to the preparation, filing and effectiveness of the S-8 Registration Statement

         Please call with any questions you may have.

Sincerely,

/s/ Michael L. Labertew

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